Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement on Form N-14 (this “Registration Statement”) (File No. 333-281691) of our report dated March 10, 2025, with respect to the consolidated financial statements of Ares Strategic Income Fund, incorporated herein by reference. We also consent to the reference to us under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ KPMG LLP

Los Angeles, California

April 23, 2025